CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Most Home Corp., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending January 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Kenneth Galpin, President and Chief Executive Officer of the Company and Scott Munro, Treasurer and Principal Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 17, 2005	/s/ Kenneth Galpin Kenneth Galpin President and Chief Executive Officer
Date: March 17, 2005	/s/ Scott Munro Scott Munro Treasurer and Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Most Home Corp. and will be retained by Most Home Corp. and furnished to the Securities and Exchange Commission or its staff upon request.]